SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) September 24, 1997
                                                 ------------------

                             Obie Media Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Oregon                  000-21623                    93-0966515
-----------------------------     ------------               -------------------
(State of other jurisdiction)     (Commission                (IRS Employer
                                  File Number)               Identification No.)


4211 West 11th Avenue, Eugene, Oregon                   97402
--------------------------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code  (541) 686-8400
                                                  ------------------

Item 4. Changes in Registrant's Certifying Accountant

(a) Effective September 24, 1997, Obie Media Corporation (OBIE) dismissed its prior certifying accountants, Coopers & Lybrand L.L.P. (C&L), and retained as its new certifying accountants, Arthur Andersen LLP. The decision to change accountants was approved by OBIE's Board of Directors.

     During the last two fiscal years and the subsequent interim periods to the date hereof, C&L's reports on OBIE's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

     During the last two fiscal years and the subsequent interim periods to the date hereof, there were no disagreements between OBIE and C&L on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C&L, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(b) Effective September 24, 1997, OBIE engaged Arthur Andersen LLP as its principal accountant. During the last two fiscal years and the subsequent interim period to the date hereof, OBIE did not consult Arthur Andersen LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

     16.  Letter on Change of Certifying Accountant


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.




September 30, 1997                                     /s/ James W. Callahan
------------------                                     --------------------
Date                                                   Signature